UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

Commission File Number: 333-146758

FIDELITY AVIATION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

C915 Jia Hao International Business Center 116 Zizhuyuan Road Haidan District Beijing, China 100097
(Address of principal executive offices)
86-10-5170-9287
(Registrant’s telephone number, including area code)
_______________________________

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 25, 2009, the Board of Directors of Fidelity Aviation Corporation (the “Company”) concluded, based on the recommendation of management, that certain minority interest ownership had not been accounted properly in the consolidated financial statements of Northern Construction Holdings, Ltd. (“NCH”), a direct wholly owned subsidiary of the Company, for the fiscal years ended May 31, 2008 and 2007, which financial statements should therefore be restated to correct this error. Beijing Fortune Capital Management Co., Ltd., a direct 95% owned subsidiary of NCH, owns 99.5% of Beijing Chengzhi Quianmo Concrete Co, Ltd. However, 95% ownership figure was used in our previously reported 2008 and 2007 consolidated financial statements. Consequently, the consolidated financial statements of the Company for the fiscal quarter ended November 30, 2008 included in the Company’s quarterly report on Form 10-Q filed with the Commission on January 14, 2009 contained the same error. Management has discussed this matter with Child Van Wagoner & Bradshaw, PLLC, the Company’s independent registered public accounting firm.

The Company is filing with this current report on Form 8-K the restated audited consolidated financial statements of NCH for the fiscal years ended May 31, 2008 and 2007 together with the audit opinion reissued by the Company’s independent registered public accounting firm. The Company intends to file its amended quarterly report on Form 10-Q/A for the fiscal quarter ended November 30, 2008 to reflect the correct minority interest ownership of Beijing Chengzhi Quianmo Concrete Co, Ltd.

Item 9.01 Financial Statements and Exhibits

99.1	Audited Restated Financial Statements of Northern Construction Holdings, Ltd. for fiscal years ended May 31, 2008 and May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Aviation Corporation

April 13, 2009	By:	/s/ Rong Yang
Rong Yang
Chief Executive Officer and Chairman